                                                                    Exhibit 25.2

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                _______________
                                    FORM T-1

STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                     TRUSTEE PURSUANT TO SECTION 305(b)(2)
                                _______________

                       U.S. TRUST COMPANY OF TEXAS, N.A.
              (Exact name of trustee as specified in its charter)

                                                    75-2353745
               (State of incorporation         (I.R.S. employer
               if not a national bank)         identification No.)

              2001 Ross Ave, Suite 2700               75201
                   Dallas, Texas                   (Zip Code)
               (Address of trustee's
             principal executive offices)

                               Compliance Officer
                       U.S. Trust Company of Texas, N.A.
                           2001 Ross Ave, Suite 2700
                              Dallas, Texas  75201
                                 (214) 754-1200
           (Name, address and telephone number of agent for service)
                                _______________
                             McLeodUSA Incorporated
              (Exact name of obligor as specified in its charter)

               Delaware                          42-1407240
     (State or other jurisdiction of          (I.R.S. employer
     incorporation or organization)          identification No.)

           McLeodUSA Technology Park             52406-3177
       6400 C Street, S.W. P.O. Box 3177         (Zip Code)
               Cedar Rapids, IA
    (Address of principal executive offices)
                                _______________
                        Subordinated Debt Securities due
                      (Title of the indenture securities)

                                    GENERAL

1.   General Information.
     --------------------

     Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

               Federal Reserve Bank of Dallas (11th District), Dallas, Texas
                       (Board of Governors of the Federal Reserve System)
               Federal Deposit Insurance Corporation, Dallas, Texas
               The Office of the Comptroller of the Currency, Dallas, Texas

     (b)  Whether it is authorized to exercise corporate trust powers.

               The Trustee is authorized to exercise corporate trust powers.

2.   Affiliations with Obligor and Underwriters.
     -------------------------------------------

     If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

     None.

3.   Voting Securities of the Trustee.
     ---------------------------------

     Furnish the following information as to each class of voting securities of the Trustee:

                              As of April 28, 1999
------------------------------------------------------------------------------

               Col A.                               Col B.

------------------------------------------------------------------------------

           Title of Class                      Amount Outstanding

------------------------------------------------------------------------------

  Capital Stock - par value $100 per share       5,000 shares

4.   Trusteeships under Other Indentures.
     ------------------------------------

     Not Applicable


5.   Interlocking Directorates and Similar Relationships with the Obligor or
     -----------------------------------------------------------------------
     Underwriters.
     -------------

     Not Applicable

6.   Voting Securities of the Trustee Owned by the Obligor or its Officials.
     -----------------------------------------------------------------------

     Not Applicable

7.   Voting Securities of the Trustee Owned by Underwriters or their Officials.
     --------------------------------------------------------------------------

     Not Applicable

8.   Securities of the Obligor Owned or Held by the Trustee.
     -------------------------------------------------------

     Not Applicable

9.   Securities of Underwriters Owned or Held by the Trustee.
     --------------------------------------------------------

     Not Applicable

10.  Ownership or Holdings by the Trustee of Voting Securities of Certain
     --------------------------------------------------------------------
     Affiliates or Security Holders of the Obligor.
     ----------------------------------------------

     Not Applicable

11.  Ownership or Holdings by the Trustee of any Securities of a Person Owning
     -------------------------------------------------------------------------
     50 Percent or More of the Voting Securities of the Obligor.
     -----------------------------------------------------------

     Not Applicable

12.  Indebtedness of the Obligor to the Trustee.
     -------------------------------------------

     Not Applicable

13.  Defaults by the Obligor.
     ------------------------

     Not Applicable

14.  Affiliations with the Underwriters.
     -----------------------------------

     Not Applicable

15.  Foreign Trustee.
     ----------------

     Not Applicable

16.  List of Exhibits.
     -----------------

     T-1.1  -  A copy of the Articles of Association of U.S. Trust Company of
               Texas, N.A.; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 22-21897.

16.  (con't.)

     T-1.2 - A copy of the certificate of authority of the Trustee to commence business; incorporated herein by reference to Exhibit T-1.2 filed with Form T-1 Statement, Registration No. 22-21897.

     T-1.3 - A copy of the authorization of the Trustee to exercise corporate trust powers; incorporated herein by reference to Exhibit T-1.3 filed with Form T-1 Statement, Registration No. 22-21897.

     T-1.4 - A copy of the By-laws of the U.S. Trust Company of Texas, N.A., as amended to date; incorporated herein by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 22-21897.

     T-1.6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

     T-1.7 - A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.


                                       NOTE

As of August 3, 1999, the Trustee had 5,000 shares of Capital Stock outstanding, all of which are owned by U.S. T.L.P.O. Corp. As of August 3, 1999, U.S. T.L.P.O. Corp. had 35 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation. U.S. Trust Corporation had outstanding 18,413,853 shares of $1 par value Common Stock as of August 3, 1999.

The term "Trustee" in Items 2, 5, 6, 7, 8, 9, 10 and 11 refers to each of U.S Trust Company of Texas, N.A., U.S. T.L.P.O. Corp. and U.S. Trust Corporation.

In as much as this Form T-1 is filed prior to the ascertainment by the Trustee of all the facts on which to base responsive answers to Items 2, 5, 6, 7, 9, 10 and 11, the answers to said Items are based upon incomplete information. Items 2, 5, 6, 7, 9, 10 and 11 may, however, be considered correct unless amended by an amendment to this Form T-1.

In answering any items in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligors or their directors or officers, or an underwriter for the obligors, the Trustee has relied upon information furnished to it by the obligors and will rely on information to be furnished by the obligors or such underwriter, and the Trustee disclaims responsibility for the accuracy or completeness of such information.


                                _______________

                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, U.S Trust Company of Texas, N.A., a national banking association organized under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas, and State of Texas on the 3rd day of August, 1999.

                                    U.S. Trust Company
                                    of Texas, N.A., Trustee



                                    By:    /s/ James E. Logan
                                           ------------------
                                             James E. Logan
                                           Authorized Officer

                                                       Exhibit T-1.6



                               CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 as amended in connection with the proposed issue of McLeodUSA Incorporated Subordinated Debt Securities due ____, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.



                                    U.S. Trust Company of Texas, N.A.



                                    By: /s/
                                       ------------------------------
                                               Gerard F. Ganey
                                             Authorized Officer

Board of Governors of the Federal Reserve SystemCarrie OatesFinancial
 Printing Group




Federal Financial Institutions Examination Council

Board of Governors of the Federal Reserve System

OMB Number:  7100-0036
Federal Deposit Insurance Corporation
OMB Number:  3064-005
Office of the Comptroller of the Currency
OMB Number:  1557-0081
Expires March 31, 2001
-------------------------------------------------------------------------------
                                                     (1)
                                                     Please Refer to Page I,
(LOGO)                                               Table of Contents, for
                                                     the required disclosure
                                                     of estimated burden.
-------------------------------------------------------------------------------
CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR A BANK WITH DOMESTIC OFFICES ONLY AND TOTAL ASSETS OF LESS THAN $100 MILLION OR MORE BUT LESS THAN $300 MILLION -- FFIEC 033

REPORT AT THE CLOSE OF BUSINESS March 31, 1999

This report is required by law: 12 U.S.C. Section (S) 324 (State member banks);
 12 U.S.C. Section (S) 1817 (State nonmember banks); and 12 U.S.C. Section (S) 161 (National banks).

(19990331)
---------
(RCRI 9999)

This report form is to be filed by banks with domestic offices only. Banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities must file FFIEC 031.
-------------------------------------------------------------------------------

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I,      Alfred B. Childs, Managing Director
       -------------------------------------------------------
       Name and Title of  Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

/s/         Alfred B. Childs
----------------------------------------------
Signature of Officer Authorized to Sign Report

April 21, 1999
----------------------------------------------
Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions. NOTE: these instructions may in some cases differ from generally accepted accounting principles.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/     Stuart M. Pearman
----------------------------------------------
Director (Trustee)

/s/.    J. T. More, Jr.
----------------------------------------------
Director (Trustee)

/s/.    Arthur White
----------------------------------------------
Director (Trustee)

-------------------------------------------------------------------------------

Submission of Reports

Each bank must prepare its Reports of Condition and Income either:
(a) in electronic form and then file the computer data file directly with the banking agencies' collection agent, Electronic Data Systems Corporation (EDS), by modem or on computer diskette; or
(b) in hard-copy (paper) form and arrange for another party to convert the paper report to electronic form. That party (if other than EDS) must transmit the bank's computer data file to EDS.

For electronic filing assistance, contact EDS Call Report Services, 2150 North Prospect Avenue, Milwaukee, WI 53202, telephone (800)
255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy record of the completed report that the bank places in its files.

-------------------------------------------------------------------------------

FDIC Certificate Number  33217
                        -------
(RCRI 9050)


US Trust Company of Texas, National Association
--------------------------------------------------
Legal Title of Bank (TEXT 9010)

Dallas
-------------------------------------------------
City (TEXT 9130)

TX                   75201
-------------------------------------------------
State Abbrev. (TEXT 9200)   Zip Code. (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance
          Corporation, Office of the Comptroller of the Currency

U.S. Trust Company of Texas, N.A.
2001 Ross Avenue, Suite 2700
Dallas, TX  75201

Call Date:    3/31/1999   State #:   48-6797  FFIEC  033
Vendor ID:            D   Cert #:    33217      RC-1
Transit #:    11101765
                                               --------
                                                  9
                                               --------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR March 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

                                                                                                    Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
ASSETS
1.  Cash and balances due from depository institutions:                                                         RCON
                                                                                                                ----   _______
    a.  Noninterest-bearing balances and currency and coin (1,2)__________________    ______      _______       0081     1,297  1.a
                                                                                                                       _______
    b.  Interest bearing balances (3)_____________________________________________    ______      _______       0071       696  1.b
                                                                                                                       _______
2.  Securities:
                                                                                                                       _______
    a.  Held-to-maturity securities (from Schedule RC-B, column A)________________    ______      _______       1754         0  2.a
                                                                                                                       _______
    b.  Available-for-sale securities (from Schedule RC-B, column D)______________    ______      _______       1773   131,683  2.b
                                                                                                                       _______
3.  Federal funds sold (4) and securities purchased under agreements to resell:                                 1350     6,000  3
                                                                                                                       _______
4.  Loans and lease financing receivables:                                             RCON
                                                                                       ----       _______
    a.  Loans and leases, net of unearned income (from Schedule RC-C)____________      2122        22,709                       4.a
                                                                                                  _______
    b.  LESS:  Allowance for loan and lease losses_______________________________      3123           260                       4.b
                                                                                                  _______
    c.  LESS:  Allocated transfer risk reserve___________________________________      3128             0                       4.c
                                                                                                  _______
    d.  Loans and leases, net of unearned income, allowance, and reserve                                        RCON
                                                                                                                ____   _______
       (item 4.a minus 4.b and 4.c)______________________________________________     ______      _______       2125    22,249  4.d
                                                                                                                       _______
5.  Trading assets_______________________________________________________________     ______      _______       3545         0  5.
                                                                                                                       _______
6.  Premises and fixed assets (including capitalized leases)_____________________     ______      _______       2145       917  6.
                                                                                                                       _______
7.  Other real estate owned (from Schedule RC-M)_________________________________     ______      _______       2150         0  7.
                                                                                                                       _______
8.  Investments in unconsolidated subsidiaries and associated companies
       (from Schedule RC-M)______________________________________________________     ______      _______       2130         0  8.
                                                                                                                       _______
9.  Customers' liability to this bank on acceptances outstanding_________________     ______      _______       2155         0  9.
                                                                                                                       _______
10.  Intangible assets (from Schedule RC-M)______________________________________     ______      _______       2143     1,950 10.
                                                                                                                       _______
11.  Other assets (from Schedule RC-F)___________________________________________     ______      _______       2160     2,527 11.
                                                                                                                       _______
12.  Total assets (sum of items 1 through 11)____________________________________     ______      _______       2170   167,519 12.
                                                                                                                       _______

(1)  Includes cash items in process of collection and unposted debits.
(2)  Included time certificates of deposit not held for trading.

U.S. Trust Company of Texas, N.A.
2001 Ross Avenue, Suite 2700
Dallas, TX  75201

Call Date:          03/31/1999        State #:   48-6797  FFIEC  033
Vendor ID:                   D        Cert #:    33217    RC-2
Transit #:            11101765
                                                                       ---------
                                                                           10
                                                                       ---------

Schedule RC - Continued

                                                                                               Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.    Deposits:
                                                                                                             RCON
       a.  In domestic offices (sum of totals of                                                             ----   ________
       columns A and C from Schedule RC-E)______________________________________      RCON                   2200    141,618  13.a
                                                                                      ----      ________            ________
       (1)  Noninterest-bearing (1)_____________________________________________      6631         8,794                      13.a.1
                                                                                                ________
       (2)  Interest-bearing ___________________________________________________      6636       132,824                      13.a.2
                                                                                                ________
       b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs
       (1)  Noninterest-bearing________________________________________________
       (2)  Interest-bearing___________________________________________________                                     ________
                                                                                                             RCON          0  14
14.    Federal funds purchased(2)  and securities sold under agreements to repurchase:                       ----
                                                                                                             2800
                                                                                                                    ________
15.    a.  Demand notes issued to the U.S. Treasury____________________________       ______    _______      2840          0  15.a
                                                                                                                    ________
       b.  Trading liabilities_________________________________________________       ______    ______       3548          0  15.b
                                                                                                                    ________
16.    Other borrowed money:
       a.  With a remaining maturity of one year or less________________________      ______    ______       2332          0  16.a
                                                                                                                    ________
       b. With a remaining maturity of more than one year through three years___      ______    ______       A547      2,000  16.b
                                                                                                                    ________
       c. With a remaining maturity of more than three years____________________      ______    ______       A548      1,000  16.c
                                                                                                                    ________
17.    Not applicable
18.    Bank's liability on acceptances executed and outstanding_________________      ______    ______       2920          0  18.
                                                                                                                    ________
19.    Subordinated notes and debentures________________________________________      ______    ______       3200          0  19.
                                                                                                                    ________
20.    Other liabilities (from Schedule RC-G)___________________________________      ______    ______       2930      2,317  20.
                                                                                                                    ________
21.    Total liabilities (sum of items 13 through 20)___________________________      ______    ______       2948    146,935  21.
                                                                                                                    ________
22.    Not applicable

EQUITY CAPITAL
                                                                                                             RCON
                                                                                                             ----   ________
23.  Perpetual preferred stock and related surplus______________________________      ______    ______       3838      7,000  23.
                                                                                                                    ________
24.  Common stock_______________________________________________________________      ______    ______       3230        500  24.
                                                                                                                    ________
25.  Surplus (exclude all surplus related to preferred stock)___________________      ______    ______       3839      8,384  25.
                                                                                                                    ________
26.  a.  Undivided profits and capital reserves_________________________________      ______    ______       3632      4,406  26.a
                                                                                                                    ________
     b.  Net unrealized holding gains (losses) on available-for-sale securities_      ______    ______       8434        294  26.b
                                                                                                                    ________
27.  Cumulative foreign currency translation adjustments________________________
28.  Total equity capital (sum of items 23 through 27)__________________________      ______    ______       3210     20,584  28.
                                                                                                                    ________
29.  Total liabilities and equity capital (sum of items 21 and 28)______________      ______    ______       2257    167,519  29.
                                                                                                                    ________

Memorandum
 To be reported only with the March Report of Condition.                                                             Number
 1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as
     of any date during 1998_________________________________________________________________________        6724          1  M.1
                                                                                                                    ________

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external
    auditors
6 = Compilation of the bank's financial statements by
    external auditors
7 = Other audit procedures (excluding tax preparation
    work)
8 = No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.